Exhibit 99.1

Infinity Natural Resources Announces First Quarter 2026 Results
May 12, 2026
Morgantown, West Virginia—Infinity Natural Resources, Inc. (“Infinity” or the “Company”) (NYSE: INR) today reported its first quarter 2026 financial and operating results.
First Quarter 2026 & Recent Highlights
•Completed the transformative $1.2 billion acquisition of upstream and midstream assets from Antero Resources and Antero Midstream in Ohio (the “Antero Acquisition”) and the acquisition from Chase Oil Corp to increase our working interest in Pennsylvania
•Completed upsized offering of $550 million of 7.625% Senior Notes due 2031
•Completed $350 million strategic equity investment from Quantum Capital Group and Carnelian Energy Capital
•Delivered 88% growth in total net daily production to 299.3 MMcfe/d in the first quarter 2026 compared to the first quarter 2025
•Completed and placed four oil-weighted wells in the volatile oil window of the Ohio Utica Shale into sales in the first quarter totaling approximately 53,000 lateral feet
•Increased natural gas net production 169% in the first quarter 2026 compared to first quarter 2025
•Narrowed net loss to $6.3 million, or $0.28 per share of Class A common stock, during the first quarter 2026 compared to a net loss of $2.27 per share of Class A common stock during the first quarter 2025
•Delivered 70% growth in Adjusted EBITDAX(1) to $97.3 million in the first quarter 2026 compared to the first quarter 2025, representing an Adjusted EBITDAX Margin(1) of $3.61 / Mcfe, which we believe is the best among our Appalachian Basin peers
•Acquired approximately 44,000 net surface acres through acquisitions and approximately 1,285 net surface acres through organic leasing efforts during the quarter
•Generated $58.4 million of net cash provided by operating activities for the quarter
•Incurred $111.5 million of development capital expenditures, including drilling and completion (“D&C”) and midstream
•Total net debt(1) was approximately $477.0 million and total liquidity was $928.8 million as of March 31, 2026

(1) Adjusted EBITDAX, Adjusted EBITDAX Margin and net debt are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are included in the section titled "Non-GAAP Financial Measures."

Management Commentary

“Our focus at Infinity is executing and advancing development of our assets in a safe and capitally efficient manner,” said Zack Arnold, President and CEO of Infinity. “Following the recent closing of our Ohio and Pennsylvania acquisitions, the preferred equity investment and the successful issuance of our inaugural senior notes, Infinity is well positioned with increased scale, expanded inventory and enhanced financial flexibility to support continued growth across our Appalachian portfolio.”

“Our team is focused on continuing to integrate the newly acquired assets, evaluating development opportunities and identifying operational and infrastructure synergies that can enhance returns. Our integrated upstream and midstream footprint allows us to control the development cadence of our inventory while utilizing existing infrastructure to reduce costs and enhance market access. At the end of the first quarter, approximately 75% of our natural gas volumes were flowing through our owned midstream system.”

“Looking ahead, our development strategy remains focused on disciplined capital allocation and delivering attractive returns. The depth and diversity of our portfolio across the Utica and Marcellus Shales provide meaningful flexibility as we allocate capital to maximize returns. We will continue to align our development plans with hedging opportunities to ensure we remain well positioned as market conditions evolve,” concluded Mr. Arnold.

Operational Update

The following table sets forth information regarding our production, revenues and realized prices and production costs for the first quarter of 2026 and 2025:

	Three Months Ended March 31,
	2026	2025
Production data:
Oil (MBbls)	864	742
Natural gas (MMcf)	17,531	6,519
NGL (MBbls)	703	561
Total (MMcfe)(1)	26,933	14,337
Average daily production (Mcfe/d)(1)	299,256	159,300

Average wellhead realized prices (before giving effect to realized derivatives):
Oil (/Bbl)	$65.77	$63.40
Natural gas (/Mcf)	$4.23	$3.51
NGL (/Bbl)	$28.17	$25.49

Average wellhead realized prices (after giving effect to realized derivatives):
Oil (/Bbl)	$58.40	$64.70
Natural gas (/Mcf)	$3.54	$3.30
NGL (/Bbl)	$28.89	$25.27

Operating costs and expenses (per Mcfe)(1):
Gathering, processing and transportation	$0.73	$0.84
Lease operating	0.33	0.47
Production and ad valorem taxes	0.09	0.04
Midstream operations and maintenance expense	0.05	0.05
Depreciation, depletion, and amortization	1.32	1.48
General and administrative(2)	0.80	9.19
Total	$3.32	$12.08

Controllable Cash Costs (per Mcfe):
Gathering, processing and transportation	$0.73	$0.84
Lease operating	0.33	0.47
Production and ad valorem taxes	0.09	0.04
Midstream operations and maintenance expense	0.05	0.05
Recurring Cash G&A(3)	0.22	0.34
Total Controllable Cash Costs	$1.43	$1.74

(1) Calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Boe.
(2) General and administrative expense ("G&A") includes a one-time share-based compensation expense of $126.1 million for the three months ended March 31, 2025 incurred in connection with the Company's initial public offering ("IPO").
(3) Recurring Cash G&A is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are included in the section titled "Non-GAAP Financial Measures."

Capital Investment

Capital expenditures incurred during the quarter were $122.6 million, which included $111.5 million on development activities ($109.7 million on D&C and $1.8 million on midstream) and $11.1 million on land activities.

Financial Position and Liquidity

As of March 31, 2026, Infinity had no borrowings under its revolving credit facility, $19.2 million in letters of credit and liquidity of $928.8 million, including $73.0 million of cash and cash equivalents and $855.8 million of available borrowing capacity under its revolving credit facility.
2026 Capital & Production Guidance
Infinity is reaffirming its 2026 capital & production guidance from its fourth quarter earnings press release. Infinity’s capital budget for 2026 is $450 million to $500 million related to development activities, including D&C and midstream. Net production is expected to be between 345 and 375 MMcfe/d for 2026, with natural gas expected to be between 235 and 255 MMcfe/d and oil and liquids expected to be between 18 and 20 Mbbls/d.
Share Repurchase Program
In November 2025, our board of directors authorized a share repurchase program, whereby we may purchase up to an aggregate of $75.0 million of our Class A common stock. As of March 31, 2026, we have $73.8 million remaining under our existing repurchase program.
Conference Call and Webcast Details

Infinity will host a conference call Wednesday, May 13, 2026, at 10:00 a.m. ET to discuss the results.To participate in the call, register at https://events.q4inc.com/analyst/805823647?pwd=C2fZN5eO or dial +1 585 542 9983 (U.S. Local) or +1 833 461 5787 (U.S. Toll-Free), using Meeting ID: 805823647. A unique dial-in code will be provided upon registration via link. The conference call will also be webcast live on the Company’s investor relations website at https://ir.infinitynaturalresources.com/. A replay of the call will be available approximately two hours after the live call concludes and will remain accessible for 14 days at https://events.q4inc.com/attendee/80582364 and on the investor relations website.

About Infinity

Infinity (NYSE: INR) is a growth oriented, independent energy company focused on the acquisition, development, production and gathering of hydrocarbons in the Appalachian Basin. Our operations are focused on the Utica Shale in eastern Ohio as well as our stacked dry gas assets in both the Marcellus and Utica Shales in southwestern Pennsylvania.
Cautionary Statement Regarding Forward-Looking Statements

This release contains statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. All statements, other than statements of historical fact, included in this release regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management, future commodity prices, future production targets, leverage targets or debt repayment, hedging strategy, future capital spending plans, capital efficiency, our ability to make share repurchases, expected drilling and completions plans and projected well costs are forward-looking statements. When used in this release, words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” "target," "outlook," "guidance," “budget” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events at the time such statement was made.
Such statements are subject to a number of assumptions, risks and uncertainties, including those incident to the development, production, gathering and sale of oil, natural gas and NGLs, most of which are difficult to predict and many of which are beyond the control of the Company. These include, but are not limited to, our failure to realize, in full or at all, the anticipated benefits of capital raising transactions and acquisitions, including synergies; commodity price volatility; inflation; lack of availability and cost of drilling, completion and production equipment and services; supply chain disruption; project construction delays; environmental risks; drilling, completion and other operating risks; lack of availability or capacity of midstream gathering and transportation infrastructure; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital; the timing of development expenditures; the concentration of the Company’s operations in the Appalachian Basin; difficult and adverse conditions in the domestic and global capital and credit markets; impacts of geopolitical events and world health events, including trade wars; lack of transportation and storage capacity as a result of oversupply, government regulations or other factors; potential financial losses or earnings reductions resulting from the Company’s commodity price risk management program or any inability to manage its commodity risks; failure to realize expected value creation from property acquisitions and trades; weather related risks; competition in the oil and natural gas industry; loss of production and leasehold rights due to mechanical failure or depletion of wells and the Company’s inability to re-establish production; the Company’s ability to service its indebtedness; political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, armed conflicts, political instability and civil unrest, including instability in the Middle East, Venezuela and Mexico and other sustained military campaigns, the armed conflict in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China and Russia, and acts of terrorism or sabotage; evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, malicious software, data privacy breaches by employees, insiders or others with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; risks related to the Company’s ability to expand its business, including through the recruitment and retention of qualified personnel; and the other risks described in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimates depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any future production and development program. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.
Please read the Company’s filings with the SEC, including “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and in other filings we make with the SEC, for a discussion of the risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. As a result, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Therefore, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law.
Contacts
Infinity Natural Resources, Inc.
Thomas Marchetti
Vice President, Investor Relations
Email: ir@infinitynr.com

Source: Infinity Natural Resources, Inc.

INFINITY NATURAL RESOURCES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)
(amounts in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenues:
Oil, natural gas, and natural gas liquids sales	$150,704	$84,184
Midstream activities	4,168	981
Total revenues	$154,872	$85,165
Operating expenses:
Gathering, processing, and transportation	19,723	12,070
Lease operating	8,916	6,772
Production and ad valorem taxes	2,349	632
Midstream operations and maintenance expense	1,478	662
Depreciation, depletion, and amortization	35,660	21,258
General and administrative(1)	21,413	131,750
Total operating expenses	$89,539	$173,144
Operating income (loss)	65,333	(87,979)
Other income (expense):
Interest, net	(5,789)	(3,067)
Loss on derivative instruments	(65,134)	(37,218)
Other expense	(1,101)	(63)
Net loss before income tax expense (benefit)	(6,691)	(128,327)
Income tax expense (benefit)	(348)	35
Net loss	$(6,343)	$(128,362)
Net income attributable to Infinity Natural Resources, LLC prior to the reorganization	—	9,914
Net loss attributable to redeemable non-controlling interests	(4,472)	(103,707)
Net loss attributable to Infinity Natural Resources, Inc.	$(1,871)	$(34,569)

Net income attributable to Infinity Natural Resources, Inc. per share of Class A common stock
Basic:
Weighted-average common stock outstanding	17,662,870	15,237,500
Net loss per share of Class A common stock	$(0.28)	(2.27)
Diluted:
Weighted-average common stock outstanding	17,662,870	15,237,500
Net loss per share of Class A common stock	$(0.28)	(2.27)
(1) General and administrative expense includes share-based compensation of $126.1 million for the three months ended March 31, 2025, incurred in connection with the Company's IPO.

INFINITY NATURAL RESOURCES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(amounts in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$72,983	$2,849
Accounts receivable:
Oil and natural gas sales, net	72,380	54,836
Joint interest and other, net	13,042	12,912
Short-term deposit on acquisitions	—	61,200
Prepaid expenses and other current assets	8,474	4,002
Commodity derivative assets	10,814	24,838
Total current assets	$177,693	$160,637
Oil and natural gas properties, full cost method (including $126.4 million and $88.7 million as of March 31, 2026 and December 31, 2025, respectively excluded from amortization)	1,842,791	1,264,212
Midstream and other property and equipment	343,066	57,116
Less: Accumulated depreciation, depletion, and amortization	(292,235)	(256,712)
Property and equipment, net	$1,893,622	$1,064,616
Operating lease right-of-use assets, net	1,684	1,147
Deferred tax asset, net	5,211	4,858
Other assets	18,585	6,709
Commodity derivative assets	2,692	2,885
Total assets	$2,099,487	$1,240,852
Total Liabilities, Stockholders’ Equity, Redeemable Interest and Series A Preferred Stock
Current liabilities:
Accounts payable	$47,586	$38,572
Royalties payable	59,205	39,686
Accrued liabilities and other	65,277	23,021
Operating lease liabilities	535	181
Commodity derivative liabilities, short-term	30,931	1,106
Total current liabilities	$203,534	$102,566
Long-term debt	537,648	150,862
Operating lease liabilities, non-current	1,149	966
Asset retirement obligations	7,424	3,636
Commodity derivative liabilities	6,461	3,361
Tax receivable agreement	3,585	1,537
Total liabilities	$759,801	$262,928
Series A Preferred Stock ($0.01 par value, 350,000 and 0 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	337,080	—
Redeemable non-controlling interest	822,165	670,785
Stockholders’ equity / members’ equity
Class A common stock—$0.01 par value; 400,000,000 shares authorized, 18,751,177 and 15,542,521 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	187	155
Class B common stock—$0.01 par value; 150,000,000 shares authorized, 44,780,230 and 45,247,974 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	447	452
Additional paid-in capital	189,222	310,972
Accumulated deficit	(9,415)	(4,440)
Total stockholders’ equity	180,441	307,139
Total liabilities, stockholders’ equity, redeemable interest and Series A preferred stock	$2,099,487	$1,240,852

INFINITY NATURAL RESOURCES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (Unaudited)
(amounts in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(6,343)	$(128,362)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, and amortization	35,660	21,258
Amortization of debt issuance costs	1,511	527
Loss on extinguishment of debt	316	—
Share-based compensation expense	2,262	126,895
Loss on derivative instruments	65,134	37,218
Cash paid on settlement of derivative instruments	(17,992)	(3,585)
Non-cash lease expense	72	80
Deferred income taxes	(353)	35
Changes in operating assets and liabilities:
Accounts receivable	(17,674)	22,013
Prepaid expenses and other assets	(4,635)	(1,151)
Accounts payable	(13,697)	(978)
Royalties payable	6,463	3,319
Accrued and other expenses	7,812	(4,707)
Other assets and liabilities	(109)	1,667
Net cash provided by operating activities	$58,427	$74,229
Cash flows from investing activities:
Additions to oil and gas properties	(75,570)	(105,665)
Acquisitions of oil and gas properties and midstream assets	(622,534)	—
Additions to midstream and other property and equipment	(808)	(2,766)
Net cash used in investing activities	$(698,912)	$(108,431)
Cash flows from financing activities:
Borrowings under revolving credit facility	430,530	56,000
Payments on revolving credit facility	(581,376)	(304,000)
Proceeds from issuance of Notes	550,000	—
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting discounts and commissions	—	286,465
Proceeds from issuance of Series A preferred stock	350,000	—
Payments of credit facility debt issuance costs	(13,257)	(645)
Payments of Notes debt issuance costs	(9,626)	—
Cancelled shares withheld for taxes from vesting of RSUs	(1,201)	—
Payments of Series A preferred stock issuance costs	(14,396)	—
Payments on notes payable	(55)	(37)
Payments of initial public offering costs	—	(925)
Net cash provided by financing activities	$710,619	$36,858
Net increase in cash and cash equivalents	70,134	2,656
Cash and cash equivalents at beginning of period	2,849	2,203
Cash and cash equivalents at end of period	$72,983	$4,859

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), our earnings release contains non-GAAP financial measures as described below.
Adjusted EBITDAX, Adjusted EBITDAX Margin, Net Debt and Recurring Cash G&A
We define Adjusted EBITDAX as net income (loss) plus interest, net, income tax expense (benefit), depreciation, depletion, and amortization, unrealized loss (gain) on derivative instruments, net cash settlements received (paid) on derivatives, non-recurring transaction expenses and non-cash compensation expense. We believe Adjusted EBITDAX is useful because it makes for an easier comparison of our operating performance, without regard to our financing methods, corporate form or capital structure. We determined our adjustments from net income (loss) to arrive at Adjusted EBITDAX to reflect the substantial variance in practice from company to company within our industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered more meaningful than or as an alternative to net income (loss) determined in accordance with U.S. GAAP. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of Adjusted EBITDAX may differ from and may not be comparable to similarly titled measures of other companies. Adjusted EBITDAX Margin is defined as Adjusted EBITDAX divided by total production.
Net debt is defined as total long-term debt less cash and cash equivalents. Management uses net debt to evaluate its financial position, including its ability to service its debt obligations.
Recurring Cash G&A is defined as GAAP general and administrative expense exclusive of the Company's stock-based compensation and non-recurring transaction expenses. Recurring Cash G&A per Mcfe is defined as Recurring Cash G&A divided by total production for a period. These metrics are used by management because they isolate cash costs within G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. We believe Recurring Cash G&A and Recurring Cash G&A per Mcfe provide external users of the Company’s consolidated financial statements with additional information to assist in their analysis of the Company.
The following table provides a reconciliation of our net loss, the most directly comparable financial measure presented in accordance with U.S. GAAP, to Adjusted EBITDAX for the periods presented herein:

	Three Months Ended March 31,
(in thousands)	2026	2025
Net income (loss)	$(6,343)	$(128,363)
Interest, net	5,789	3,067
Income tax expense (benefit)	(348)	35
Depreciation, depletion, and amortization	35,660	21,258
Loss on derivative instruments	65,134	37,218
Net cash settlements received (paid) on derivatives	(17,992)	(3,585)
Non-cash compensation expense	1,912	755
Non-recurring transaction expenses(1)	13,452	126,860
Adjusted EBITDAX	$97,264	$57,246
(1) Consists primarily of fees and expenses related to the Antero Acquisition in 2026 and one-time, non‑cash stock‑based compensation associated with the Company’s IPO in 2025.

The following table provides a reconciliation of total debt, the most directly comparable financial measure presented in accordance with U.S. GAAP, to net debt:

	March 31, 2026	December 31, 2025
(in thousands)
Credit facility borrowings	$—	$150,862
7.625% senior notes due 2031	550,000	—
Total long-term debt(1)	$550,000	$150,862
Less: Cash and cash equivalents	$72,983	2,849
Net debt(1)	$477,017	$148,013
(1) Includes $61.2 million of borrowings to fund a short-term deposit associated with the Antero Acquisition as of December 31, 2025.

The following table provides a reconciliation of general and administrative expense, the most directly comparable financial measure presented in accordance with U.S. GAAP, to Recurring Cash G&A:

	Three months ended March 31,
	2026	2025
(in thousands)
General and administrative	21,413	131,750
Non-cash compensation expense	1,912	755
Non-recurring transaction expenses(1)	13,452	126,860
Recurring Cash G&A	$6,049	4,135
(1) Consists primarily of fees and expenses related to the Antero Acquisition in 2026 and one-time, non‑cash stock‑based compensation associated with the Company’s IPO in 2025.